SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

|X|   Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|_|   Definitive Information Statement


                          CORRIDOR COMMUNICATIONS CORP.
                (Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

            (1) Title of each class of securities to which transaction applies:

            (2) Aggregate number of securities to which the transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            (4)   Proposed maximum aggregate value of transaction:

            (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)   Amount previously paid:
            (2)   Form, Schedule or Registration Statement No.:
            (3)   Filing Party:
            (4)   Date Filed:


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                          CORRIDOR COMMUNICATIONS CORP.
                        9333 EAST MAIN STREET, SUITE 122
                               MESA, ARIZONA 85207
                                 (480) 380-5855

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY

                                                                   Mesa, Arizona
                                                                         *, 2005

      This information statement has been mailed on or about *, 2005 to the stockholders of record on *, 2005 (the "Record Date") of Corridor Communications Corp., a Delaware corporation (the "Company"), in connection with certain actions to be taken by the written consent of the stockholders of the Company holding a majority of the voting power of the outstanding shares of our stock (the "Majority Stockholders"), dated as of November 8, 2005 (the "Resolution Date"). The actions to be taken pursuant to the written consent shall be taken on or about *, 2005, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.


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NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS OF
THE COMPANY HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF OUR STOCK IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED NOVEMBER 8, 2005.

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of the stockholders of the Company holding a majority of the voting power of the outstanding shares of our stock dated November 8, 2005, in lieu of a special meeting of the stockholders. Such action will be taken on or about *, 2005:

1. Remove J. Michael Heil from our Board of Directors.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of the Record Date, the Company's authorized capitalization consisted of 10,000,000,000 shares of Common Stock, of which 2,099,641,251 shares were issued and outstanding, and 20,000,000 shares of Preferred Stock, of which 1,571 shares of Series A Convertible Preferred Stock were issued and outstanding. Holders of Common Stock and Preferred Stock of the Company have no preemptive rights to acquire or subscribe to any additional shares of Common Stock or Preferred Stock.

     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders and each share of Preferred Stock entitles its holder to the same number of votes as the number of shares of Common Stock such share of Preferred Stock is then convertible into (taking into account the limitation on a holder beneficially owning in excess of 9.9% of the Common Stock). Except as otherwise required by law, holders of the Preferred Stock generally vote in a single class with the holders of the Common Stock. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposal by resolution dated November 8, 2005, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2005.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 222 of the General Corporation Law of the State of Delaware.

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DISSENTERS' RIGHT OF APPRAISAL

No action will be taken in connection with the proposed corporate action by our board of directors or the voting stockholders for which Delaware law, our certificate of incorporation or bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

REMOVAL OF J. MICHAEL HEIL AS A DIRECTOR

The Majority Stockholders, consisting of Michael A. Liccardo, Alpha Capital Aktiengesellschaft, Stonestreet Limited Partnership, Bristol Investment Fund, Ltd. and SDS Capital Group SPC, Ltd., representing approximately 1,723,519,887, or 58%, of the approximately 2,948,075,241 outstanding votes on the Record Date, will remove J. Michael Heil as a director, effective ______, 2005. The Majority Stockholders believe that the removal of J. Michael Heil as a director is in the best interests of the Company due to philosophical differences between the Majority Stockholders and Mr. Heil.



                                               /s/ Michael A. Liccardo
                                               -----------------------
                                               Director